Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Second Quarter 2017 Financial Results

•	Q2 Sales Increase 6 Percent to $6.4 billion

•	Q2 EPS Increase 11 Percent to $3.15

•	2017 EPS Guidance Increased to $12.10 to $12.40

FALLS CHURCH, Va. – July 26, 2017 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2017 sales increased 6 percent to $6.4 billion from $6.0 billion in the second quarter of 2016. Second quarter 2017 net earnings increased 7 percent to $552 million from $517 million in the prior year period. Second quarter 2017 diluted earnings per share increased 11 percent to $3.15 from $2.85 in the second quarter of 2016. Second quarter 2017 diluted earnings per share are based on 175.5 million weighted average diluted shares outstanding compared with 181.5 million in the prior year period, a 3 percent decrease.
“Our results represent solid operational performance from all three of our businesses and support our strategy to drive profitable growth over the long term," said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2017 Financial Results	2

Table 1 — Consolidated Operating Results Highlights

	Second Quarter		Six Months
($ in millions, except per share amounts)	2017	2016	2017	2016
Sales	$6,375	$6,000	$12,642	$11,956
Segment operating income[1]	753	731	1,479	1,432
Segment operating margin rate[1]	11.8%	12.2%	11.7%	12.0%
Net FAS/CAS pension adjustment	137	69	273	143
Unallocated corporate expenses and other	(35)	(3)	(65)	(39)
Operating income	855	797	1,687	1,536
Operating margin rate	13.4%	13.3%	13.3%	12.8%
Interest expense	(76)	(74)	(151)	(150)
Other, net	28	7	44	20
Earnings before income taxes	807	730	1,580	1,406
Federal and foreign income tax expense	(255)	(213)	(388)	(333)
Effective income tax rate	31.6%	29.2%	24.6%	23.7%
Net earnings	$552	$517	$1,192	$1,073
Diluted EPS	3.15	2.85	6.78	5.88

Weighted average shares outstanding — Basic	174.5	180.1	174.7	180.7
Dilutive effect of share-based awards	1.0	1.4	1.1	1.7
Weighted average shares outstanding — Diluted	175.5	181.5	175.8	182.4

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
Second quarter 2017 sales increased 6 percent, primarily due to a 14 percent sales increase in Aerospace Systems. Second quarter operating income increased 7 percent primarily due to higher net FAS/CAS pension adjustment and segment operating income, partially offset by higher unallocated corporate expenses. Operating margin rate increased 10 basis points to 13.4 percent.
The company's effective tax rate increased to 31.6 percent from 29.2 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2017 Financial Results	3

Table 2 — Cash Flow Highlights

	Second Quarter		Six Months
($ millions)	2017	2016	2017	2016
Net cash provided by operating activities	$507	$604	$68	$544
Less: capital expenditures	(217)	(173)	(433)	(471)
Free cash flow[1]	$290	$431	$(365)	$73

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
Second quarter 2017 cash provided by operating activities totaled $507 million compared to $604 million provided in the second quarter of 2016. Second quarter 2017 free cash flow was $290 million after capital expenditures of $217 million.
Year to date through June 30, 2017, cash provided by operating activities totaled $68 million and free cash flow was a use of $365 million.
Changes in cash and cash equivalents include the following for cash from operating, investing and financing activities through June 30, 2017:
Operating

•	$68 million provided by operations

Investing

•	$433 million for capital expenditures

Financing

•	$367 million for repurchase of common stock

•	$341 million for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2017 Financial Results	4

Table 3 — Segment Operating Results

	Second Quarter			Six Months
($ millions)	2017	2016	Change	2017	2016	Change
Sales
Aerospace Systems	$2,970	$2,600	14%	$5,868	$5,174	13%
Mission Systems	2,781	2,690	3%	5,520	5,383	3%
Technology Services	1,175	1,213	(3%)	2,369	2,427	(2%)
Intersegment eliminations	(551)	(503)		(1,115)	(1,028)
	6,375	6,000	6%	12,642	11,956	6%
Segment operating income[1]
Aerospace Systems	315	312	1%	627	598	5%
Mission Systems	374	351	7%	727	704	3%
Technology Services	134	131	2%	265	257	3%
Intersegment eliminations	(70)	(63)		(140)	(127)
Segment operating income[1,2]	753	731	3%	1,479	1,432	3%
Segment operating margin rate[1]	11.8%	12.2%	(40) bps	11.7%	12.0%	(30) bps

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
[2]	Refer to Table 1 for reconciliation to operating income.
Second quarter 2017 sales increased 6 percent, principally due to a 14 percent sales increase at Aerospace Systems. Second quarter segment operating income increased $22 million, and segment operating margin rate declined to 11.8 percent, principally due to a lower operating margin rate for Aerospace Systems. Second quarter 2017 segment operating income includes $54 million recognized to date in connection with a claim related to certain costs incurred in prior years (the "Cost Claim”).
Aerospace Systems ($ millions)

	Second Quarter			Six Months
	2017	2016	Change	2017	2016	Change
Sales	$2,970	$2,600	14.2%	$5,868	$5,174	13.4%
Operating income	315	312	1.0%	627	598	4.8%
Operating margin rate	10.6%	12.0%		10.7%	11.6%
Aerospace Systems second quarter 2017 sales increased 14 percent primarily due to higher volume for Manned Aircraft programs, including restricted work and the E-2D Advanced Hawkeye. Autonomous Systems and Space sales also increased. Autonomous Systems sales reflect higher volume for several programs, including Triton, partially offset by lower NATO Alliance Ground Surveillance volume. Space sales reflect higher volume for restricted programs, partially offset by lower volume for Advanced EHF.
Aerospace Systems second quarter 2017 operating income increased 1 percent. Operating margin rate decreased to 10.6 percent, principally due to changes in contract mix on Manned Aircraft programs and the timing of risk reductions on Space programs.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2017 Financial Results	5

Mission Systems ($ millions)

	Second Quarter			Six Months
	2017	2016	Change	2017	2016	Change
Sales	$2,781	$2,690	3.4%	$5,520	$5,383	2.5%
Operating income	374	351	6.6%	727	704	3.3%
Operating margin rate	13.4%	13.0%		13.2%	13.1%
Mission Systems second quarter 2017 sales increased 3 percent primarily due to higher Sensors and Processing volume, partially offset by lower Cyber and ISR and Advanced Capabilities volume. Sensors and Processing sales reflect higher volume on combat avionics and communications programs. Cyber and ISR sales reflect lower volume on restricted programs. Advanced Capabilities sales reflect lower volume on navigation and maritime systems programs.
Mission Systems second quarter 2017 operating income increased 7 percent primarily due to $32 million recognized for the Cost Claim, which was partially offset by lower performance in Advanced Capabilities primarily due to a provision for cost reduction initiatives. Operating margin rate increased to 13.4 percent.
Technology Services ($ millions)

	Second Quarter			Six Months
	2017	2016	Change	2017	2016	Change
Sales	$1,175	$1,213	(3.1%)	$2,369	$2,427	(2.4%)
Operating income	134	131	2.3%	265	257	3.1%
Operating margin rate	11.4%	10.8%		11.2%	10.6%
Technology Services second quarter 2017 sales decreased 3 percent due to lower sales across the sector. Lower volume for System Modernization and Services and Advanced Defense programs is principally due to the completion of several programs in 2016. Global Logistics and Modernization sales reflect lower volume on the KC-10 program.
Technology Services second quarter 2017 operating income increased 2 percent and operating margin rate increased to 11.4 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2017 Financial Results	6

2017 Guidance
The company’s 2017 financial guidance assumes no disruption to or cancellation of any of our significant programs and no disruption to or shutdown of government operations. Guidance for 2017 also assumes adequate and timely appropriations and funding for the company’s programs for the remainder of the year, and no breach of the debt ceiling, impacting the U.S. Government's ability to make timely payments.

2017 Guidance
($ in millions, except per share amounts)	As of 4/26/17			As of 7/26/17

Sales	~25,000			Low 25,000

Segment operating margin %[1]	Mid 11%			Mid 11%

Net FAS/CAS pension adjustment	~500			~500

Operating margin %	Mid 12%			Mid to High 12%

Effective tax rate %	~27.5%			~27.5%

Diluted EPS	11.80	—	12.10	12.10	—	12.40

Capital expenditures	~900			~900

Free cash flow[1]	1,800	—	2,000	1,800	—	2,000

[1] Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2017 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on July 26, 2017. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, strike, and logistics and modernization to customers worldwide. Please visit www.northropgrumman.com and follow us on twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. Government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly

•	investigations, claims, disputes and/or litigation

•	our exposure to additional risks as a result of our international business

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

•	cyber and other security threats or disruptions faced by us, our customers or our partners

•	changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. Government, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

•	the ability to maintain a qualified workforce

•	inability to meet performance obligations under our contracts

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2017 Financial Results	8

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural and/or environmental disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and legislative or other regulatory actions impacting our pension, post-retirement and health and welfare plans

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	our ability to exploit or protect intellectual property rights

•	inability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K and as disclosed in this report and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this report is first filed or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2017	2016	2017	2016
Sales
Product	$3,916	$3,560	$7,750	$7,038
Service	2,459	2,440	4,892	4,918
Total sales	6,375	6,000	12,642	11,956
Operating costs and expenses
Product	2,958	2,621	5,829	5,232
Service	1,896	1,962	3,783	3,912
General and administrative expenses	666	620	1,343	1,276
Operating income	855	797	1,687	1,536
Other (expense) income
Interest expense	(76)	(74)	(151)	(150)
Other, net	28	7	44	20
Earnings before income taxes	807	730	1,580	1,406
Federal and foreign income tax expense	255	213	388	333
Net earnings	$552	$517	$1,192	$1,073

Basic earnings per share	$3.16	$2.87	$6.82	$5.94
Weighted-average common shares outstanding, in millions	174.5	180.1	174.7	180.7

Diluted earnings per share	$3.15	$2.85	$6.78	$5.88
Weighted-average diluted shares outstanding, in millions	175.5	181.5	175.8	182.4

Net earnings (from above)	$552	$517	$1,192	$1,073
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	102	100	201	201
Change in cumulative translation adjustment	(4)	(9)	—	(13)
Other, net	1	1	3	—
Other comprehensive income, net of tax	99	92	204	188
Comprehensive income	$651	$609	$1,396	$1,261

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	June 30, 2017	December 31, 2016
$ in millions
Assets
Cash and cash equivalents	$1,383	$2,541
Accounts receivable, net	4,280	3,299
Inventoried costs, net	1,039	816
Prepaid expenses and other current assets	162	200
Total current assets	6,864	6,856
Property, plant and equipment, net of accumulated depreciation of $4,965 in 2017 and $4,831 in 2016	3,802	3,588
Goodwill	12,453	12,450
Deferred tax assets	1,385	1,462
Other non-current assets	1,309	1,258
Total assets	$25,813	$25,614

Liabilities
Trade accounts payable	$1,385	$1,554
Accrued employee compensation	1,213	1,342
Advance payments and amounts in excess of costs incurred	1,340	1,471
Other current liabilities	2,248	1,263
Total current liabilities	6,186	5,630
Long-term debt, net of current portion of $862 in 2017 and $12 in 2016	6,219	7,058
Pension and other post-retirement benefit plan liabilities	6,666	6,818
Other non-current liabilities	823	849
Total liabilities	19,894	20,355

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2017—174,150,501 and 2016—175,068,263	174	175
Paid-in capital	—	—
Retained earnings	11,087	10,630
Accumulated other comprehensive loss	(5,342)	(5,546)
Total shareholders’ equity	5,919	5,259
Total liabilities and shareholders’ equity	$25,813	$25,614

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2017	2016
Operating activities
Net earnings	$1,192	$1,073
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	211	209
Stock-based compensation	42	37
Deferred income taxes	(47)	(89)
Changes in assets and liabilities:
Accounts receivable, net	(981)	(647)
Inventoried costs, net	(223)	(170)
Prepaid expenses and other assets	(25)	7
Accounts payable and other liabilities	(310)	(287)
Income taxes payable	90	225
Retiree benefits	165	209
Other, net	(46)	(23)
Net cash provided by operating activities	68	544

Investing activities
Capital expenditures	(433)	(471)
Other, net	7	2
Net cash used in investing activities	(426)	(469)

Financing activities
Common stock repurchases	(367)	(682)
Payments of long-term debt	—	(107)
Cash dividends paid	(341)	(322)
Payments of employee taxes withheld from share-based awards	(91)	(150)
Other, net	(1)	6
Net cash used in financing activities	(800)	(1,255)
Decrease in cash and cash equivalents	(1,158)	(1,180)
Cash and cash equivalents, beginning of year	2,541	2,319
Cash and cash equivalents, end of period	$1,383	$1,139

Northrop Grumman Reports Second Quarter 2017 Financial Results	12

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Segment operating income: Total earnings from our three segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP. Segment operating income is reconciled in Table 1.
Segment operating margin rate: Segment operating income as defined above, and reconciled in Table 1, divided by sales. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in Table 2.

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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media